THIRTEENTH  AMENDMENT
TO AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT


      THIS AMENDMENT effective as of the 15th day of March, 2011 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002, and amended as of June 8, 2006, June 27, 2007, September 24, 2007, January 31,
2008, October 1, 2008, March 2, 2009, May 29, 2009, September
29, 2009, January 1, 2010, June 30, 2010, September 14, 2010
and January 1, 2011 (the "Agreement") by and between Virtus Opportunities Trust, a Delaware statutory trust (the "Trust"), and Virtus Investment Advisers, Inc., a Massachusetts corporation (the "Adviser"), as follows:

1.	Virtus Global Commodities Stock Fund, Virtus Allocator
Premium AlphaSector Fund and Virtus Global Premium
AlphaSector Fund are hereby added as additional Series to the Agreement.

2.	The investment advisory fee for Virtus Global Commodities
Stock Fund, Virtus Allocator Premium AlphaSector Fund and
Virtus Global Premium AlphaSector Fund are hereby set forth on Schedule A to the Agreement, Schedule A is hereby deleted and Schedule A attached hereto is substituted in its place to reflect such addition.

2.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used but not defined herein shall have such meanings as ascribed thereto in the Agreement, as amended.

3.	This Agreement may be executed in any number of
counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]



IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

VIRTUS OPPORTUNITIES TRUST


By:   	/s/ George R. Aylward
Name:	George R. Aylward
Title:    President

VIRTUS INVESTMENT ADVISERS, INC.


By:   	/s/ Francis G. Waltman
Name:	Francis G. Waltman
Title:   Senior Vice President



SCHEDULE A


Series                Investment Advisory Fee


Virtus Alternatives Diversifier Fund       0.00%
Virtus Premium AlphaSector Fund           1.10%

1st $1            $1+ Billion         2+
Billion           through $2          Billion
                  Billion

Virtus CA Tax-Exempt Bond Fund
0.45%              0.40%               0.35%
Virtus Global Commodities Stock Fund
1.00%               0.95%              0.90%
Virtus Global Infrastructure Fund
0.65%              0.60%               0.55%
Virtus Global Opportunities Fund
0.85%              0.80%               0.75%
Virtus Global Real Estate Securities Fund
0.85%              0.80%              0.75%
Virtus High Yield Fund
0.65%              0.60%             0.55%
Virtus International Real Estate Securities Fund
1.00%              0.95%             0.90%
Virtus Multi-Sector Fixed Income Fund
0.55%              0.50%            0.45%
Virtus Multi-Sector Short Term Bond Fund
0.55%              0.50%             0.45%
Virtus Real Estate Securities Fund
0.75%              0.70%            0.65%
Virtus Senior Floating Rate Fund
0.60%              0.55%            0.50%





1st $2           $2+              $4+
Billion        Billion           Billion
               through
             $4 Billion

Virtus Allocator Premium AlphaSector Fund
1.10%          1.05%               1.00%
Virtus Foreign Opportunities Fund
0.85%           0.80%             0.75%
Virtus Global Premium AlphaSector Fund
1.10%           1.05%            1.00%
Virtus International Equity Fund
0.85%          0.80%             0.75%


1st $1              $1+ Billion
Billion


Virtus AlphaSector Allocation Fund
0.45%                 0.40%
Virtus AlphaSector Rotation Fund
0.45%                 0.40%
Virtus Bond Fund
0.45%                 0.40%
Virtus Greater Asia ex Japan Opportunities Fund
1.00%                 0.95%
Virtus Greater European Opportunities Fund
0.85%                 0.80%
Virtus Market Neutral Fund
1.50%                 1.40%